Tyler Technologies Reports Earnings for Second Quarter 2021

Total revenues grew 49% with the addition of NIC; organic revenues grew 12%

PLANO, Texas – July 28, 2021 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights:

•On April 21, 2021, Tyler completed the acquisition of NIC Inc. for approximately $2.3 billion in cash. NIC is a leading provider of digital government solutions and payments processing that serves more than 7,100 federal, state, and local government agencies across the nation. In connection with the acquisition, in March, Tyler completed a $600 million offering of 0.25% convertible senior notes due 2026, and in April, entered into a new $1.4 billion senior unsecured credit facility that includes $900 million of three and five-year term loans, and a new $500 million five-year revolving credit agreement.
•Total revenues were $404.1 million, up 49.1% from $271.1 million for the second quarter of 2020. On an organic basis, total revenues grew 12.4%. Non-GAAP total revenues were $405.4 million, up 49.4% from $271.3 million for the second quarter of 2020. On an organic basis, non-GAAP total revenues grew 12.3%.
•Recurring revenues from maintenance and subscriptions were $319.2 million, up 57.7% from $202.4 million for the second quarter of 2020, and comprised 79.0% of second quarter 2021 revenue, up from 74.7% for the second quarter of 2020.
•Subscriptions revenue and software services revenues included a total of $15.3 million from NIC's TourHealth and COVID-related initiatives that are expected to wind down in the second half of the year.
•Operating income was $38.3 million, down 7.4% from $41.3 million for the second quarter of 2020. Non-GAAP operating income was $107.4 million, up 43.9% from $74.6 million for the second quarter of 2020.
•Net income was $25.5 million, or $0.61 per diluted share, down 52.6% compared to $53.9 million, or $1.30 per diluted share, for the second quarter of 2020. Non-GAAP net income was $77.2 million, or $1.83 per diluted share, up 35.3% compared to $57.1 million, or $1.38 per diluted share, for the second quarter of 2020.
•Cash flows from operations were negative $20.3 million compared to $39.8 million for the second quarter of 2020. Free cash flow was negative $33.5 million compared to $31.5 million for the second quarter of 2020.
•Adjusted EBITDA was $114.7 million, up 42.1% compared to $80.7 million for the second quarter of 2020.
•Software subscription arrangements comprised approximately 65% of the total new software contract value in the second quarter, compared to approximately 43% in the second quarter of 2020.
•Subscription bookings in the second quarter added $15.0 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $1.282 billion, up 58.2% from $810.2 million for the second quarter of 2020.

Tyler Technologies Reports Earnings
For Second Quarter 2021
July 28, 2021

•Total backlog was $1.63 billion, up 5.6% from $1.54 billion at June 30, 2020.
•Tyler repurchased 32,600 shares of its common stock during the second quarter at an average price of $398.02.

“We delivered very strong second quarter results, exceeding expectations for both core Tyler and NIC operations,” said Lynn Moore, Tyler’s president and chief executive officer. “With the inclusion of NIC, total revenues grew 49.1%, led by subscriptions revenue growth of 133.0%. On an organic basis, revenue growth accelerated to 12.4%, and NIC's full-quarter core revenues, excluding TourHealth and COVID-related initiatives, grew 23.5%.
"As expected, our non-GAAP operating margin declined 100 basis points to 26.5%, as some costs and lower-margin revenues that declined in 2020 due to the COVID pandemic began to return, along with the impact of the continuation of NIC's lower-margin COVID-related revenues. Cash flows from operations and free cash flow were impacted this quarter by acquisition-related costs and the timing of cash collections by NIC on behalf of government agencies prior to the close of the acquisition and remittances to agencies post acquisition.
"We are very encouraged by the bookings performance for the quarter, as market activity continues to rebound, with proposals and sales activities trending back to pre-COVID levels. Bookings in the second quarter were approximately $464 million, up 50.1% over the second quarter of 2020, including NIC's post-acquisition activity. Excluding NIC, bookings rose 17.5%.

"The integration of NIC, as well as ReadySub and DataSpec, is well underway, and we are pleased with our momentum. Our teams are enthusiastic about the growth opportunities ahead for our combined organization, and we remain on track with our strategic initiatives, including our investments in cloud optimization. We look forward to reporting on our continued progress in the second half of the year," concluded Moore.

Tyler also announced that its Board of Directors has formally appointed Glenn A. Carter as Lead Independent Director, effective May 11, 2021. Mr. Carter succeeds Donald R. Brattain, who retired from the Tyler Board in May in that role. Mr. Carter, who joined the Board in 2014, will continue to serve as Chair of the Board's Nominating and Governance Committee and as a member of the Compensation Committee.

Guidance for 2021

As of July 28, 2021, Tyler Technologies is providing the following guidance for the full year 2021:

Tyler Technologies Reports Earnings
For Second Quarter 2021
July 28, 2021

•GAAP total revenues are expected to be in the range of $1.532 billion to $1.557 billion.
•Non-GAAP total revenues are expected to be in the range of $1.535 billion to $1.560 billion.
•Total revenues are expected to include approximately $32 million of COVID-related revenues from NIC's TourHealth and pandemic unemployment services that are not expected to recur in future years.
•GAAP diluted earnings per share are expected to be in the range of $3.68 to $3.81 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $6.70 to $6.80.
•Interest expense is expected to be approximately $23 million, including approximately $11 million of amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $102 million.
•Research and development expense is expected to be in the range of $94 million to $96 million.
•Fully diluted shares for the year are expected to be in the range of 42.0 million to 42.5 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately negative 2.0% after discrete tax items, including approximately $46 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $48 million to $50 million, including approximately $10 million related to real estate and approximately $22 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $126 million, including approximately $89 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue of approximately $3 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $102 million, amortization of acquired software and intangible assets of approximately $89 million, and acquisition-related costs of approximately $25 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $46 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 29, 2021, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10157774/e9dd5e4ab8. Registered

Tyler Technologies Reports Earnings
For Second Quarter 2021
July 28, 2021

participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 5, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10157774.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting

Tyler Technologies Reports Earnings
For Second Quarter 2021
July 28, 2021

from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Tyler Technologies Reports Earnings
For Second Quarter 2021
July 28, 2021

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

21-47

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Software licenses and royalties	$17,604	$17,025	$32,537	$35,762
Subscriptions	199,558	85,638	302,037	167,361
Software services	53,337	43,654	100,977	95,787
Maintenance	119,621	116,760	238,733	231,125
Appraisal services	6,265	4,696	12,730	10,459
Hardware and other	7,690	3,318	11,863	7,138
Total revenues	404,075	271,091	698,877	547,632

Software licenses and royalties	1,368	1,130	2,604	1,870
Acquired software	11,823	8,006	19,787	16,033
Subscriptions, software services and maintenance	199,771	124,287	334,091	256,066
Appraisal services	4,429	3,976	9,046	8,361
Hardware and other	4,623	2,489	7,081	4,968
Total cost of revenues	222,014	139,888	372,609	287,298

Gross profit	182,061	131,203	326,268	260,334

Selling, general and administrative expenses	108,922	62,521	187,696	130,006
Research and development expense	23,428	21,949	45,241	44,310
Amortization of customer and trade name intangibles	11,420	5,392	16,832	10,784
Operating income	38,291	41,341	76,499	75,234
Other (expense) income, net	(12,199)	470	(12,111)	1,460
Income before income taxes	26,092	41,811	64,388	76,694
Income tax provision (benefit)	562	(12,081)	1,882	(24,748)
Net income	$25,530	$53,892	$62,506	$101,442

Earnings per common share:
Basic	$0.63	$1.35	$1.53	$2.54
Diluted	$0.61	$1.30	$1.48	$2.44

Weighted average common shares outstanding:
Basic	40,765	39,963	40,761	39,984
Diluted	42,094	41,416	42,148	41,532

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP total revenues
GAAP total revenues	$404,075	$271,091	$698,877	$547,632
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,288	160	1,288	320
Add: Amortization of acquired leases	—	78	—	157
Non-GAAP total revenues	$405,363	$271,329	$700,165	$548,109

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$182,061	$131,203	$326,268	$260,334
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,288	160	1,288	320
Add: Amortization of acquired leases	—	78	—	157
Add: Share-based compensation expense included in cost of revenues	5,909	4,369	10,909	8,621
Add: Amortization of acquired software	11,823	8,006	19,787	16,033
Non-GAAP gross profit	$201,081	$143,816	$358,252	$285,465
GAAP gross margin	45.1%	48.4%	46.7%	47.5%
Non-GAAP gross margin	49.6%	53.0%	51.2%	52.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$38,291	$41,341	$76,499	$75,234
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,288	160	1,288	320
Add: Amortization of acquired leases	—	78	—	157
Add: Share-based compensation expense	25,175	18,386	50,899	35,688
Add: Employer portion of payroll tax related to employee stock transactions	393	1,259	1,160	2,457
Add: Acquisition related costs	19,017	—	19,830	—
Add: COVID-19 incremental costs	—	—	—	727
Add: Amortization of acquired software	11,823	8,006	19,787	16,033
Add: Amortization of customer and trade name intangibles	11,420	5,392	16,832	10,784
Non-GAAP adjustments subtotal	69,116	33,281	109,796	66,166
Non-GAAP operating income	$107,407	$74,622	$186,295	$141,400
GAAP operating margin	9.5%	15.2%	10.9%	13.7%
Non-GAAP operating margin	26.5%	27.5%	26.6%	25.8%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$25,530	$53,892	$62,506	$101,442
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	69,116	33,281	109,796	66,166
Add: Acquired related cost in other income (expense), net	6,407	—	6,407	—
Less: Tax impact related to non-GAAP adjustments	(23,826)	(30,103)	(41,460)	(59,034)
Non-GAAP net income	$77,227	$57,070	$137,249	$108,574
GAAP earnings per diluted share	$0.61	$1.30	$1.48	$2.44
Non-GAAP earnings per diluted share	$1.83	$1.38	$3.26	$2.61

Detail of share-based compensation expense
Cost of subscriptions, software services and maintenance	$5,909	$4,369	$10,909	$8,621
Selling, general and administrative expenses	19,266	14,017	39,990	27,067
Total share-based compensation expense	$25,175	$18,386	$50,899	$35,688

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$25,530	$53,892	$62,506	$101,442
Amortization of customer and trade name intangibles	11,420	5,392	16,832	10,784
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	19,248	14,800	34,178	29,349
Amortization of debt discounts and issuance costs included in other (expense) income, net	8,706	—	8,950	—
Interest expense included in other (expense) income, net	3,732	151	3,966	303
Income tax provision (benefit)	562	(12,081)	1,882	(24,748)
EBITDA	$69,198	$62,154	$128,314	$117,130
Write-downs of acquisition-related deferred revenue	1,288	160	1,288	320
Share-based compensation expense	25,175	18,386	50,899	35,688
Acquisition related costs	19,017	—	19,830	—
COVID-19 incremental costs	—	—	—	727
Adjusted EBITDA	$114,678	$80,700	$200,331	$153,865

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of free cash flow
Net cash (used) provided by operating activities	$(20,347)	$39,814	$51,356	$96,520
Less: additions to property and equipment	(7,659)	(6,919)	(14,223)	(16,268)
Less: capitalized software development costs	(5,471)	(1,380)	(8,947)	(2,695)
Free cash flow	$(33,477)	$31,515	$28,186	$77,557

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$216,773	$603,623
Accounts receivable, net	584,156	382,319
Current investments and other assets	107,595	105,530
Income tax receivable	20,404	21,598
Total current assets	928,928	1,113,070

Accounts receivable, long-term portion	15,744	21,417
Operating lease right-of-use assets	28,230	18,734
Property and equipment, net	177,712	168,004

Other assets:
Software development costs, net	17,179	9,121
Goodwill	2,309,434	838,428
Other intangibles, net	1,045,580	322,068
Non-current investments	79,057	82,640
Other non-current assets	39,139	33,792

Total assets	$4,641,003	$2,607,274

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$241,631	$97,095
Operating lease liabilities	9,666	5,904
Deferred revenue	484,482	461,278
Current portion of term loans	30,000	—
Total current liabilities	765,779	564,277

Revolving line of credit	65,000	—
Term loans	862,559	—
Convertible senior notes due 2026, net	591,906	—
Deferred revenue, long-term	68	100
Deferred income taxes	220,680	40,507
Operating lease liabilities, long-term	22,118	16,279
Other long-term liabilities	4,902	—
Shareholders' equity	2,107,991	1,986,111

Total liabilities and shareholders' equity	$4,641,003	$2,607,274

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$25,530	$53,892	$62,506	$101,442
Adjustments to reconcile net income to cash
(used) provided by operations:
Depreciation and amortization	39,876	20,285	60,976	40,270
Share-based compensation expense	25,175	18,386	50,899	35,688
Operating lease right-of-use assets expense	2,488	1,386	4,034	2,843
Deferred income tax benefit	(3,163)	(1,061)	(6,430)	(3,729)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(110,253)	(53,074)	(120,629)	(79,994)
Net cash (used) provided by operating activities	(20,347)	39,814	51,356	96,520

Cash flows from investing activities:
Additions to property and equipment	(7,659)	(6,919)	(14,223)	(16,268)
Purchase of marketable security investments	(15,299)	(52,476)	(68,054)	(79,747)
Proceeds from marketable security investments	56,364	21,783	91,395	40,020
Proceeds from the sale of investment of preferred shares	—	—	—	15,000
Purchase of investment of common shares	—	—	—	(10,000)
Investment in software	(5,471)	(1,380)	(8,947)	(2,695)
Cost of acquisitions, net of cash acquired	(1,986,853)	—	(1,998,902)	(261)
(Increase) decrease in other	(80)	(280)	39	(328)
Net cash used by investing activities	(1,958,998)	(39,272)	(1,998,692)	(54,279)

Cash flows from financing activities:
Increase in net borrowings on revolving line of credit	65,000	—	65,000	—
Proceeds from term loans	900,000	—	900,000	—
Proceeds from issuance of convertible senior notes	—	—	600,000	—
Payment of debt issuance costs	(21,107)	—	(27,127)	—
Purchase of treasury shares	(12,975)	—	(12,975)	(15,482)
Proceeds from exercise of stock options	11,286	46,101	29,388	92,337
Payment of contingent consideration	—	—	—	(5,619)
Contributions from employee stock purchase plan	3,162	2,708	6,200	5,177
Net cash provided by financing activities	945,366	48,809	1,560,486	76,413

Net (decrease) increase in cash and cash equivalents	(1,033,979)	49,351	(386,850)	118,654
Cash and cash equivalents at beginning of period	1,250,752	301,985	603,623	232,682

Cash and cash equivalents at end of period	$216,773	$351,336	$216,773	$351,336